EXHIBIT 23.2



                             CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of THERMOGENESIS CORP. for the registration of 5,677,700 shares of its common stock and to the incorporation by reference therein of our report dated August 17, 1998, with respect to the financial statements and schedule of THERMOGENESIS CORP. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

Sacramento, California
February 5, 1999